                                                                   EXHIBIT 10.48

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


                   SUPPLY, LICENSE AND DISTRIBUTION AGREEMENT

        This Supply, License and Distribution Agreement (the "AGREEMENT") is entered into as of March 27, 2000, between INNERDYNE, INC., a Delaware corporation with principal offices at 1244 Reamwood Avenue, Sunnyvale, CA 94089 ("INNERDYNE"), phone: 408/745-6010, fax: 408/745-6570, and MAXXIM MEDICAL, INC., a Delaware corporation, with principal offices at 10300 - 49th Street North, Clearwater, Florida 33762 ("MAXXIM"), phone 727/561-2100, fax: 727/572-8840.

                                    RECITALS

        WHEREAS, Maxxim is in the business of developing, manufacturing and marketing interventional cardiology, radiology and neurology medical devices; and

        WHEREAS, InnerDyne is in the business of developing and manufacturing interventional cardiology, radiology and neurology access devices using radially expanding dilation technology ("R.E.D. Technology"); and

        WHEREAS, InnerDyne has developed certain technologies including radially expandable/dilatable access devices ("InnerDyne Devices") as part of its R.E.D. Technology; and

        WHEREAS, Maxxim desires to potentially use the InnerDyne Devices with other components to create a system useful for percutaneous vascular access (the "System"); and

        WHEREAS, Maxxim desires to purchase InnerDyne Devices from InnerDyne;
and

        WHEREAS, InnerDyne desires to supply InnerDyne Devices to Maxxim

        NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

        1.      DEFINITIONS

                (a) "EFFECTIVE DATE" shall mean [***] if InnerDyne has received
                    510(k) approval for Filing No. K992668 for the InnerDyne Devices discussed herein, and, if not, then the first day of the month following InnerDyne's receipt of a marketing clearance with respect to U.S. Food and Drug Administration 510(k) filing No. K992668. Such Effective Date shall be confirmed in writing by the parties hereto once determined.

                (b) "INNERDYNE DEVICES" shall mean those InnerDyne devices listed in Exhibit "A" attached hereto.

                (c) "SYSTEM" shall mean Maxxim's combination of an InnerDyne
                    Device and a Maxxim Product for use in the Permitted Fields.

                (d) "MAXXIM PRODUCTS" shall mean those Maxxim products chosen by
                    Maxxim, in its sole and absolute discretion, to be sold in conjunction with the InnerDyne Devices.


[***] Confidential material redacted and filed separately with the Commission.


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                    Maxxim shall be under no obligation to continue the
                    production of any Maxxim Product.

                (e) "PERMITTED FIELDS" shall mean interventional cardiology, radiology, neurology and critical care.

                (f) "TERRITORY" shall mean the United States and Central and
                    South America including the East and West Caribbean.

                (g) "ADDITIONAL TERRITORY" shall include [***].

                (h) "AFFILIATE" shall mean any entity that directly or
                    indirectly Owns, is Owned by or is under common Ownership with a Party to this Agreement, where "Own" or "Ownership" means direct or indirect possession of greater than fifty percent (50%) of the outstanding voting stock/securities of a corporation or a comparable equity interest in any other type of entity.

                (i) "CHANGE OF CONTROL" shall mean a merger or acquisition of a
                    Party, or sale of all or substantially all of a Party's assets.

                (j) "GOVERNMENT APPROVAL" shall mean any approvals, licenses, registrations or authorizations of any domestic or international, federal, state or local regulatory agency, department, bureau or other government entity, necessary for the use, marketing, sale or distribution of the InnerDyne Device in the Territory including but not limited to 510(k) approvals.

                (k) "PURCHASE PRICE" shall mean the purchase price to be paid by
                    Maxxim for the InnerDyne Devices from InnerDyne.

                (l) "SPECIFICATIONS" shall mean the specifications for the
                    InnerDyne Device as provided hereto as Exhibit "A", which shall include, as an attachment, the FDA 510K Filing No. K992668, the terms and conditions of which shall be incorporated into Exhibit A and all of which shall be included in the Specifications.


        2.     APPOINTMENT AND AUTHORITY OF MAXXIM

               (a) Appointment; License Grant. Subject to the terms and
                   conditions set forth herein, InnerDyne hereby appoints Maxxim as InnerDyne's exclusive distributor for, and grants an exclusive license to Maxxim under its intellectual property rights to market and sell, the InnerDyne Devices individually or in combination with Maxxim Products as part of a System for use in the Permitted Fields throughout the Territory, and Maxxim hereby accepts such appointment and grant. During the Term of this Agreement, InnerDyne shall not appoint any other distributor with responsibility for, or grant any other license with respect to the marketing and sale of the InnerDyne Devices in the Territory for use in the Permitted Fields.

               (b) Independent Contractors. The relationship of InnerDyne and Maxxim established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to create any kind of agency, joint venture or other type

[***] Confidential material redacted and filed separately with the Commission.
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                    of relationship or to give either party the power to direct and control the day-to-day activities of the other or allow one party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial obligations associated with Maxxim's business are the sole responsibility of Maxxim. All financial obligations associated with InnerDyne's business are the sole responsibility of InnerDyne. All sales and other agreements between Maxxim and Maxxim's customers are Maxxim's exclusive responsibility and shall have no effect on Maxxim's obligations under this Agreement.

               (c) Limited Rights. The rights granted to Maxxim hereunder are solely marketing and distribution rights with respect to the InnerDyne Devices, or the combination of InnerDyne Devices with Maxxim Products as part of a System, for use in the Permitted Fields throughout the Territory. Maxxim shall have no rights, express or implied, to make, modify, use or distribute the InnerDyne Devices other than as expressly allowed by this Agreement, and InnerDyne expressly retains all such rights. Maxxim shall retain all rights to the Systems developed pursuant to this Agreement.

        3.     TERMS OF PURCHASE OF INNERDYNE DEVICES BY MAXXIM

               (a) Terms and Conditions. All purchases of InnerDyne Devices by Maxxim from InnerDyne during the term of this Agreement shall be subject to the terms and conditions of this Agreement.

               (b) Prices. All prices of InnerDyne Devices are F.O.B.
                   InnerDyne's Sunnyvale, California or Salt Lake City, Utah facility (as determined solely by InnerDyne) or as otherwise provided by written notice to Maxxim (the "Distribution Site"). The purchase price to Maxxim for each of the InnerDyne Devices (the "Purchase Price") shall be as set forth in Exhibit "A" attached hereto and shall be InnerDyne's sole remuneration for this Agreement. [***]

               (c) Taxes. The Purchase Price does not include any foreign, federal, state or local taxes that may be applicable to the InnerDyne Devices. In the event that such taxes are applicable and InnerDyne has the legal obligations to collect such taxes, InnerDyne shall be entitled to add to Maxxim's invoice the amount of such taxes and Maxxim shall pay such amount unless Maxxim provides InnerDyne with a valid tax exemption certificate authorized by the appropriate taxing authority.

               (d) Order and Acceptance. All orders for InnerDyne Devices submitted by Maxxim shall be initiated by written purchase orders sent to InnerDyne and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally or by telecopy if a confirmational written purchase order is received by InnerDyne within five (5) days after said oral or telecopy order. To facilitate InnerDyne's production scheduling, Maxxim shall submit purchase orders to InnerDyne at least thirty (30) days prior to the first day of the requested month of


[***] Confidential material redacted and filed separately with the Commission.


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                  delivery. InnerDyne shall deliver InnerDyne Devices within 15 days of the times specified in Maxxim's purchase order.

              (e) Terms of Purchase Orders. Maxxim's purchase orders submitted to InnerDyne from time to time with respect to InnerDyne Devices to be purchased hereunder shall be governed by the terms of this Agreement. Nothing contained in any purchase order of Maxxim shall in any way modify the terms of this agreement or add any additional terms or conditions.

              (f) Payment. Full payment of the Purchase Price for the InnerDyne
                  Devices (including any freight or taxes) shall be in United States of America dollars. All exchange, interest, banking, collection, and other charges shall be at Maxxim's expense. Payment terms shall be net thirty (30) days, and payment shall be made by check or other instrument approved by InnerDyne. If Maxxim fails to make any payment to InnerDyne when due, InnerDyne shall notify Maxxim in writing and provide Maxxim with fifteen (15) additional days from receipt of such notice to make payment. In the event that payment is not made within such period, any invoiced amount not paid following the fifteen (15) day period described above shall be subject to a service charge at the lower of the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by law. Provided, however, that Maxxim shall be entitled to withhold payment for any orders which are the subject of a legitimate dispute for which Maxxim has notified InnerDyne, but only with respect to products to which the disputed invoice relates. This in no way relieves Maxxim of its obligations to pay for such disputed orders or other orders under this agreement.

              (g) Shipping. InnerDyne shall be responsible to ensure that all
                  InnerDyne Devices delivered pursuant to the terms of this Agreement shall be packaged bulk, non-sterile, suitably packed for air freight shipment in InnerDyne's standard shipping cartons, marked for shipment at InnerDyne's manufacturing plant to Maxxim's address as designated by Maxxim, and delivered to Maxxim or Maxxim's carrier agent F.O.B. Distribution Site, at which time title to such InnerDyne Devices and risk of loss shall pass to Maxxim. In the event Maxxim does not provide written notice of their carrier agent, InnerDyne shall select the carrier. All freight, insurance and other shipping expenses, as well as any special packing expense, shall be paid by Maxxim. Maxxim shall also bear all applicable taxes, duties, and similar charges that may be assessed against the InnerDyne Devices after delivery to the carrier at InnerDyne's Distribution Site unless such additional charges arise from InnerDyne's failure to properly pack or package the InnerDyne Devices.

              (h) Obligations to Supply and Purchase. InnerDyne shall allocate sufficient resources, capital equipment, materials, tools and labor to enable it to timely supply the InnerDyne Devices required by Maxxim pursuant to its properly placed purchase orders. For so long as InnerDyne continues to meet its supply obligations hereunder during the Term hereof, Maxxim shall have no right to manufacture, or have manufactured, InnerDyne Devices, and Maxxim shall purchase its full requirements of such InnerDyne Devices solely from InnerDyne.

              (i) Manufacturing Practices. All InnerDyne Devices shall be manufactured in accordance with applicable current QSR standards promulgated by the FDA and shall be CE Mark certifiable. The InnerDyne Devices shall be manufactured in a facility registered with

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                   and approved for such purpose by the FDA . InnerDyne shall, at its sole cost and expense, obtain the approval for U.S. Food and Drug Administration 510(K) filing No. K992668, which shall be incorporated in the Specifications listed on Exhibit
                   A. InnerDyne shall not implement any change in the manufacturing process relating to the InnerDyne Device which would significantly, materially and/or adversely affect the quality or character of the InnerDyne Devices, or which would affect regulatory clearance, without Maxxim's prior written approval. Maxxim and its agents shall have the right to conduct audits during the terms of this Agreement upon reasonable notice at InnerDyne's manufacturing facilities to verify InnerDyne's compliance with such QSR and other regulatory regulations; provided, however, that such audits shall not occur more than once in each quarter of a twelve
                   (12) month period without InnerDyne's prior approval. In the event of significant manufacturing problems, product complaints, quality control problems or other problems affecting the quality of supply of InnerDyne Devices, the frequency of such audits may be increased upon reasonable notice to InnerDyne. Further, Maxxim shall conduct an audit prior to the Effective Date for the purpose of becoming familiar with the quality control and other procedures at the facility.

        4.     WARRANTY FOR INNERDYNE DEVICES.

              (a) InnerDyne Warranty. InnerDyne warrants that the InnerDyne Devices shall conform to the Specifications in the attached Exhibit "A", shall be free from defects in all respects and shall adhere to the quality standards of the FDA.

              (b) Rejection of InnerDyne Devices. Maxxim shall inspect all
                  InnerDyne Devices promptly upon receipt thereof and may reject any product that fails in any material way or, in Maxxim's judgment, in any significant way, to meet the Specifications set forth in Exhibit "A". Any device not properly rejected within a reasonable period of time following Maxxim becoming aware of such failure (the "Rejection Period") shall be deemed accepted; provided, however, that with respect to any latent defects or defects which do not meet the Specifications and which may not have been noticeable upon initial inspection, Maxxim shall have twenty (20) days from the time Maxxim notices such failure to reject such Device. Further provided that to the extent that such failure is not discovered until received by one of Maxxim's customers, Maxxim may still reject such Products for a full refund or replacement within a reasonable period of time following receipt by Maxxim of notice from the customer. As promptly as possible but no later than thirty (30) working days after receipt of properly rejected InnerDyne Devices, InnerDyne shall, at its option and expense, replace the InnerDyne Devices that do not meet specifications. InnerDyne shall pay all shipping charges for the rejected products to be sent by Maxxim to InnerDyne and for the replacement products to be sent back to Maxxim. Further, in the event of a recall due solely to the failure of InnerDyne Devices to meet the Specifications, InnerDyne shall accept the return for a full refund of all affected InnerDyne Devices and shall reimburse Maxxim up to, and not to exceed, [***] of the refund to reimburse Maxxim for their reasonable expenses associated with the recall.

              (c) No Other Warranty. OTHER THAN AS EXPRESSED HEREIN,
                  INNERDYNE GRANTS NO OTHER WARRANTIES FOR THE INNERDYNE DEVICES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY

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                   STATUTE OR OTHERWISE, AND INNERDYNE SPECIFICALLY DISCLAIMS
                   ANY IMPLIED WARRANTY OF MERCHANTABILITY AND WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

               (d) Limitation of Liability. INNERDYNE'S LIABILITY WITH
                   RESPECT TO THE REJECTED INNERDYNE DEVICES SHALL BE LIMITED TO A REFUND OF THE AMOUNT PAID FOR THE INNERDYNE DEVICES. IN NO EVENT SHALL INNERDYNE BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT SHALL INNERDYNE BE LIABLE TO MAXXIM OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY OR BREACH OF WARRANTY, WHETHER OR NOT INNERDYNE HAS BEEN ADVISED ON THE POSSIBILITY OF SUCH DAMAGE.

               (e) Insurance. InnerDyne shall at all times during the
                   Initial Term and any Renewal Term, and for a period of five
                   (5) years thereafter, maintain in full force and effect, at InnerDyne's sole cost and expense, a general liability insurance policy, product liability, and property damage insurance for claims that might arise regarding the InnerDyne Devices. Such insurance will contain a minimum combined single limit of liability for bodily injury and property damage in amounts not less than $3,000,000.00 per occurrence and $3,000,00.00 in the aggregate. InnerDyne shall provide Maxxim within fifteen (15) days following the Effective Date, an insurance certificate indicating the foregoing coverage by an insurance company licensed to do business in the relevant states and signed by an authorized agent.

        5.     ADDITIONAL OBLIGATIONS OF MAXXIM MEDICAL

               (a) Laws and Government Approvals. Maxxim shall comply fully, at its expense, with any and all applicable health and safety laws, regulations and obtain any necessary FDA and Government Approvals, if required, for the sale of the InnerDyne Devices in the Territory.

               (b) Purchase Commitment. Maxxim hereby agrees to purchase
                   from InnerDyne during the [***] following the Effective Date (the "[***] Purchase Commitment") the applicable number of InnerDyne Devices set forth on Exhibit "B". Maxxim's [***] Purchase Commitment shall be wholly conditioned upon InnerDyne's ability to supply the InnerDyne Devices to enable Maxxim to meet such commitments. In the event InnerDyne fails to supply sufficient quantities of InnerDyne Devices in conformity with the Specifications to allow Maxxim to meet their [***] Purchase Commitments, Maxxim shall be released from all such [***] Purchase Commitments.

               (c) Representations. Maxxim shall not knowingly make any false or misleading representations to customers or others regarding InnerDyne or the InnerDyne Devices. Maxxim and its employees and agents shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the InnerDyne Devices that are not consistent with InnerDyne's representations, warranties and guarantees, regulatory filing documentation or this Agreement, including InnerDyne's standard limited warranty and disclaimers.



[***] Confidential material redacted and filed separately with the Commission.


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        6.    TERM AND TERMINATION

             (a) Term. This Agreement shall commence on the Effective Date and continue in full force and effect for a fixed term of [***] from such date (the "Initial Term"), unless terminated earlier under the provisions of this Section 6. Unless terminated earlier, this Agreement shall be, at Maxxim's option, renewed for [***] (the "Renewal Term") upon expiration of the Initial Term, provided, however, that Maxxim, at its sole option, may elect not to renew the Agreement for the Renewal Term upon no less than ninety (90) days notice prior to the end of the current Term to InnerDyne. In the event Maxxim elects to renew this agreement, the [***] Purchase Commitments under the renewal agreement shall in no event be less than [***] of the immediately preceding [***] Minimum Purchase Commitments, unless agreed to in writing by both parties.

             (b) Termination for Cause. If either party defaults in the performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty
                 (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured or if reasonable measures have not been taken by such party to cure the default, during such thirty (30) day period, then the Agreement shall automatically terminate at the end of that period.

             (c) Termination upon a Change in Control. In the event that
                 InnerDyne undergoes a Change in Control, as defined herein, which results in a majority ownership, directly or indirectly, of InnerDyne by a direct competitor of Maxxim, Maxxim shall have the right, in its sole and absolute discretion, to terminate this Agreement immediately upon the occurrence of the Change in Control. Upon such termination, Maxxim shall have no further obligations hereunder except for those payment obligations accrued prior to the date of termination. Maxxim agrees to provide, within 30 days of the effective date of this agreement, a list of their current direct competitors.

             (d) Limitation on Liability. In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other for indirect, consequential, punitive, special, exemplary or incidental damages arising out of this Agreement. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

             (e) Survival of Certain Terms. The provisions of Sections 4, 6(d),
                 7(a), 7(b), 7(c), 7(d), 8(a), 9, 10, and 11 shall survive the termination of this Agreement for any reason for the time period specified therein, and if not specified, for an indefinite period. All other rights and obligations of the parties shall cease upon termination of this Agreement.

        7.    PROPERTY RIGHTS AND CONFIDENTIALITY

             (a) Property Rights of InnerDyne. Maxxim agrees that InnerDyne owns all right, title, and interest in and to all of InnerDyne's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the InnerDyne Devices. The use by Maxxim of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this


[***] Confidential material redacted and filed separately with the Commission.

                  Agreement for any reason such authorization shall cease. Provided, however, that in the event that, upon termination, Maxxim has an inventory of InnerDyne Devices, Maxxim shall be permitted to sell the products in inventory and shall possess the property rights to properly sell such products until the inventory is depleted.

             (b) Property Rights of Maxxim. InnerDyne agrees that Maxxim owns and shall own all right, title, and interest in and to any Maxxim Products and the Systems developed by Maxxim as discussed herein and to all patents, trademarks, trade names, inventions, copyrights, designs, know-how and trade secrets relating to the Maxxim Products and the Systems, except solely with respect to the InnerDyne Devices individually.

             (c) Sale Conveys no Right to Manufacture or Copy. The InnerDyne Devices are offered for sale and are sold by InnerDyne subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the InnerDyne Devices. Maxxim shall take appropriate steps with Maxxim's customers, as InnerDyne may reasonably request, to inform them of the restrictions contained in this Subsection 7(c). This provision shall survive termination for a period of five (5) years.

             (d)  Confidentiality.

                  (i) Each party acknowledges that by reason of its relationship to the other hereunder, it will have access to certain proprietary information and materials concerning the other party's business, plans, customers, technology, and InnerDyne Devices, which information is designated as confidential when conveyed orally, in writing or through other tangible materials (the "Confidential Information"). Each party agrees that it will not use in any way for its own account or the account of any third party (except for the purpose of performing its obligations under this Agreement), nor disclose to any third party, any such Confidential Information revealed to it by the other party without the express written consent of the disclosing party except as required by applicable law, rule, regulation or legal process. The parties further agree to use the same degree of care concerning Confidential Information as it uses to protect its own confidential and proprietary technical information to prevent the unauthorized disclosure to any third party of the Confidential Information received from the disclosing party hereunder. The parties agree that they shall acquire no rights with respect to Confidential Information of the other party received hereunder. The parties agree that the Confidential Information received by a disclosing party hereunder shall not be disclosed to any third party or any employee, officer or director of the receiving party, except to those employees, officers and directors whose responsibilities require such disclosure for purposes of performing the parties' obligations under this Agreement; provided that such employees, officers, and directors have entered into confidentiality agreements with provisions substantially similar to those set forth in this Section 7(d).

                 (ii) The obligations hereunder shall not apply to Confidential
                      Information:

                      (a) which the receiving party can demonstrate by
                          written records was known to the receiving party prior the date of disclosure by the disclosing party; provided that such information was not knowingly obtained by the receiving party through disclosure by a third party receiving such information in confidence from the disclosing party;
                      (b) which is now in the public knowledge, or becomes public knowledge in the future other than by breach of this Agreement by the receiving party;
                      (c) which, as can be established by written records, is independently developed by the receiving party without benefit of Confidential Information received from the disclosing party;
                      (d) which is disclosed to the receiving party, after the date of disclosure by the disclosing party, by a third party having a right to make such disclosure; or
                      (e) which is required to be included in any filing or action taken by the receiving party to obtain government approval to market the InnerDyne Devices; provided however, that when permitted by the provisions of local laws, the receiving party shall use its reasonable best efforts to protect the confidentiality of such Confidential Information submitted to governmental agencies or authorities pursuant to this Agreement.

                (iii) Upon request following termination of this Agreement, the receiving party shall either (1) return to the disclosing party or (2) destroy and certify in writing as to the destruction of any tangible copies of any Confidential Information provided to it by the disclosing party hereunder, and any notes taken by employees, officers and directors of the receiving party regarding the Confidential Information disclosed to it.

                (iv) The obligations of this Section 7(c) shall (i) apply to Confidential Information relating to the subject matter of this Agreement disclosed prior to the execution hereof and
                      (ii) survive termination of this Agreement for any reason for a period of two (2) years.

                (v) The terms and provisions of this Section 7(c) shall supersede in their entirety the terms and provisions of that certain Mutual Nondisclosure Agreement, dated as of February 23, 2000 between InnerDyne and Maxxim (the "NDA"). The use and disclosure of any "Confidential Information" (as such term is defined in the NDA) provided under the NDA shall be governed hereinafter by this Agreement.


        8.    TRADEMARKS AND TRADE NAMES

              (a) Use. During the term of this Agreement, Maxxim shall have the right to use InnerDyne's INNERVASC trademark. Except as set forth in this Section 8, nothing contained in this Agreement shall grant to Maxxim any right, title or interest in InnerDyne's Trademarks other than INNERVASC nor grant Maxxim the right to use the InnerDyne name except as expressly approved by InnerDyne. At no time during or after the Term of this Agreement shall Maxxim challenge any InnerDyne Trademarks.

              (b) Approval of Representations. All types of representations of InnerDyne trademarks that Maxxim intends to use shall first be submitted to InnerDyne for approval, which shall not be unreasonably withheld, of design, color, and other details or shall be exact copies of those used by InnerDyne. Once a particular type of representation is approved by InnerDyne, Maxxim may continue to reproduce and reuse such representation without prior approval for each use.

        9.    PATENT, COPYRIGHT, AND TRADEMARK INDEMNITY

              (a) Indemnification. Maxxim agrees that InnerDyne has the right to defend, or at InnerDyne's option to settle, and InnerDyne agrees, at InnerDyne's own expense, to defend or at InnerDyne's option to settle, any claim, suit or proceeding brought against Maxxim or Maxxim's customers on the issue of infringement of any United States of America patent, copyright or trademark on the InnerDyne Devices sold hereunder or the use thereof, subject to the limitations hereinafter set forth. Maxxim agrees to promptly notify InnerDyne of any alleged infringement of patents, copyrights or trademarks, and to cooperate and use reasonable efforts to assist InnerDyne in any investigation, defense or settlement of such alleged infringement. InnerDyne shall have sole control of any such action or settlement negotiations to the extent that Maxxim is not affected thereby. In all other cases, InnerDyne shall keep Maxxim informed and shall consult with Maxxim as to any resolution thereof.

              (b) Limitation. Notwithstanding the provisions of Subsection 9(a)
                  above, InnerDyne assumes no liability for (1) infringements arising from the composition, assembly, combinations, method or process by Maxxim in which any of the InnerDyne Devices may be used, including as part of the Systems, but not covering the InnerDyne Devices when used alone; (2) trademark infringements involving any marking or branding not approved by InnerDyne or involving any marking or branding created by Maxxim; or (3) infringements relating solely to Maxxim's modification of the InnerDyne Devices, or any part thereof, unless such modification was done by InnerDyne.

              (c) Disruption. In the event that any action discussed in this
                  Section 9 prevents Maxxim from continuing to distribute the InnerDyne Devices, Maxxim may return all such products for a full refund.

        10.    INDEMNIFICATION

             InnerDyne and Maxxim each agree to indemnify and hold the other party harmless from and against any and all claims made by any person or entity arising out of the processing, marketing, distribution and sale of the InnerDyne Devices or the Systems, where and to the extent such damages have been caused by the negligent act or omission or fault of such party or its employees or agents or by virtue of a breach by the indemnifying party of any provision hereof. The indemnifying party shall have the right to defend or, at its option, but only upon consent of the indemnified party, to settle such claims, and if it chooses to exercise such right, it shall have control over any such claim or settlement negotiations subject to obtaining the prior consent of the indemnified party. The indemnifying party shall be relieved of the foregoing obligations unless the indemnified party gives prompt notice in writing of any such claim, suit, or proceeding and, at the indemnifying party's expense, gives the indemnifying party proper and full information and reasonable assistance to settle and/or defend any such claim, suit, or proceeding; provided, however, that without relieving the indemnifying party of its obligations hereunder or impairing the indemnifying party's right to control the defense or settlement thereof, the indemnified party may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
             (a) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party, (b) the indemnified party shall have reasonably concluded that there exists a material conflict of interest between the indemnifying party and such indemnified party in the conduct of the defense of such claim (in which case the indemnifying party shall not have the right to control the defense or settlement of such claim on behalf of such indemnified party) or (c) the indemnifying party shall not have employed counsel to assume the defense of such claim within reasonable time after notice of the commencement thereof. In each of such cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

        11.  MISCELLANEOUS

             (a) Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without reference to conflict of law principles or statutory rules of arbitration. The federal and state courts within the State of Delaware shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. InnerDyne hereby expressly consents to (i) the personal jurisdiction of the federal and state courts within the State of Delaware , (ii) service of process being effected upon Maxxim by registered mail sent to the address set forth at the beginning of this Agreement and
                  (iii) the uncontested enforcement of a final judgment from such courts in any other jurisdiction wherein Maxxim or any of Maxxim's assets are present.

             (b) [***] Feasibility Study. InnerDyne agrees that Maxxim shall be entitled, for a [***] period following the Effective Date to conduct a market feasibility study in [***] and other areas InnerDyne may agree to for the possible sale of the Systems. If Maxxim so elects, the parties hereby agree to enter into good faith negotiations to enter into a Supply, License and Distribution agreement substantially similar to the Terms of this agreement and with reasonable Minimum [***] Purchase Commitments covering the Additional Territory.

             (c) Entire Agreement. This Agreement sets forth the entire Agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

             (d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by telex, telecopier or telegram or by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given upon the earlier of receipt by the party to whom notice was sent or three (3) days after deposit in the mail.

             (e) Force Majeure. Non performance of either party shall be excused to the other extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform



[***] Confidential material redacted and filed separately with the Commission.

            is beyond the reasonable control of and is not caused by the negligence or fault of the non-performing party.


              (f) Assignment. Except as otherwise provided herein, neither party hereunder may assign its rights or delegate its duties under this Agreement without the prior written consent of the other, provided, however, that each party hereunder may, without such consent, assign this Agreement to any Affiliate or any successor by merger or sale of substantially all of its business units to which this Agreement relates. Any attempted assignment or delegation in contravention of the foregoing shall be void and of no effect.

              (g) Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies that such prevailing party may have, to reimbursement for expenses incurred by such prevailing party, including court costs and reasonable attorneys' fees.

              (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

              (i) Partial Invalidity. If any provision of this Agreement is held to be invalid, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

              (j) Publicity. InnerDyne and Maxxim shall agree upon the
                  publication time and date of any press release or other public statement announcing this Agreement or any transaction contemplated under this Agreement. Neither party shall make any public statement prior to the public release of such press release except as may be required by law, judicial order or any listing agreement with a national securities exchange or over-the-counter trading system to which InnerDyne or Maxxim is a party. Except as permitted by this Section 11(j) or except as required by law, judicial order or any listing agreement with a national securities exchange or over-the-counter trading system to which InnerDyne or Maxxim is a party, neither party shall disclose the terms and conditions of this Agreement unless expressly authorized to do so by the other party, which authorization shall not be unreasonably withheld; provided that disclosure is expressly permitted by either party to its attorneys and accountants on a confidential basis. Notwithstanding the foregoing, InnerDyne may disclose on a confidential basis the terms and conditions of this Agreement to potential underwriters in connection with any proposed public offering by InnerDyne or to third parties interested in merging with or acquiring or entering into a corporate partner transaction with InnerDyne.

              (k) Export. Each party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each party agrees that it will not export or re-export the technical data of the other party in any form without any required United States and foreign government licenses.

IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of InnerDyne and Maxxim, as applicable.

INNERDYNE, INC.                               MAXXIM MEDICAL, INC.


      /s/ William G. Mavity                         /s/ Jack Cahill
-------------------------------------         ----------------------------------

Print Name:    WILLIAM G. MAVITY              Print Name:   JACK CAHILL
           --------------------------                    -----------------------

Title:         PRESIDENT/CEO                  Title: EVP SALES & MARKETING
     --------------------------------               ----------------------------

                                   EXHIBIT "A"


    INNERDYNE PRODUCT DESCRIPTION, PRODUCT SPECIFICATIONS AND PURCHASE PRICE


PRODUCT DESCRIPTION:     InnerDyne's REVAS 006 (nosecone) vascular access device


MAXXIM PURCHASE PRICE:   [***]
   (U.S. DOLLARS)


PRODUCT SPECIFICATIONS:

        Sleeve Dimensions

               1 The sleeve must have a working length of 3.700" [***]". (The working length is defined as the distance between the distal end of the sleeve and the distal edge of the middle handle of the three-piece sleeve handle.)

               2 The maximum diameter of the sleeve does not exceed [***]" of the distal tip.

               3 The distal end of the sleeve must have no exposed braid fibers prior to dilation.

        Nosecone Dimensions

               1      The ID of the distal tip of the nosecone must be [***]".
               2      The maximum OD of the tapered portion of the nosecone must be less than [***]".
               3      The overall nosecone assembly length must be [***]".

        Dilation with a 12 F dilator

               1 The dilation of the sleeve to 12F (.158") must not cause the sleeve to shorten by more than [***].
               2 The dilation of the sleeve to 12F must not cause the three-piece sleeve handle to crack.
               3 The dilation of the sleeve to 12F must not cause the distal tip to split resulting in braid fibers of greater than [***]" being exposed.
               4 The dilation of the sleeve to 12F must not cause the urethane at the distal tip of the device to stretch or extend more than [***]".
               5 The dilation of the sleeve to 12 F must not cause any sleeve material to come free from the device

THE 510K FILING NO. K992668 SHALL BE ATTACHED HERETO AND SHALL BE INCORPORATED HEREIN.



[***] Confidential material redacted and filed separately with the Commission.

                                   EXHIBIT "B"

                                      [***]





[***] Confidential material redacted and filed separately with the Commission.